P3 Health Partners Reaffirms Guidance for 2023 and
Announces Guidance for 2024

Henderson, NV—January 9, 2024—P3 Health Partners Inc. (“P3” or the “Company”) (NASDAQ: PIII), a patient-centered and physician-led population health management company, is participating in J.P. Morgan’s 42nd Annual Healthcare Conference, being held in San Francisco, CA from January 8-11, 2024. In advance of the associated meetings and presentation, P3 is reaffirming guidance for 2023 and announcing guidance for 2024.

“We made significant strides in 2023 and expect to achieve meaningful profitability in 2024, an important milestone for the company. We have a robust pipeline of strategic partnerships that will drive growth and further validate the P3 business model. And our business continues to gain momentum across all key performance metrics including managing medical cost trend,” said Dr. Sherif Abdou, co-founder and CEO of P3.

Reaffirming full-year 2023 guidance:
•Medicare Advantage Members from 115,000 to 120,000
•Revenue from $1.2 billion to $1.25 billion
•Medical Margin from $155 million to $175 million
•Medical Margin PMPM from $120 to $130
•Adjusted EBITDA is expected to be a loss between $50 million and $30 million

Providing full-year 2024 guidance:
•Medicare Advantage Members from 125,000 to 135,000
•Revenue from $1.45 billion to $1.55 billion
•Medical Margin from $230 million to $250 million
•Medical Margin PMPM from $165 to $175
•Adjusted EBITDA from $20 million to $40 million, as previously announced

Dr. Sherif Abdou, P3’s co-founder and Chief Executive Officer and Atul Kavthekar, P3’s Chief Financial Officer, are scheduled to present on Wednesday, January 10 at 1:30 pm Pacific Time.

A live audio webcast of the presentation is available here. A replay will be available on P3’s investor relations webpage for 30 days following the presentation.

Full-Year 2023 Guidance

	Year Ending December 31, 2023
	Low	High
Medicare Advantage Members	115,000	120,000
Total Revenues (in millions)	$1,200	$1,250
Medical margin (in millions)	$155	$175
Medical margin PMPM	$120	$130
Adjusted EBITDA (in millions)	$(50)	$(30)
Full-Year 2024 Guidance

	Year Ending December 31, 2024
	Low	High
Medicare Advantage Members	125,000	135,000
Total Revenues (in millions)	$1,450	$1,550
Medical margin (in millions)	$230	$250
Medical margin PMPM	$165	$175
Adjusted EBITDA (in millions)	$20	$40

About P3 Health Partners (NASDAQ: PIII):
P3 Health Partners Inc. is a leading population health management company committed to transforming healthcare by improving the lives of both patients and providers. Founded and led by physicians, P3 has an expansive network of more than 2,700 affiliated primary care providers across the country. Our local teams of health care professionals manage the care of thousands of patients in 18 counties across five states. P3 supports primary care providers with value-based care coordination and administrative services that improve patient outcomes and lower costs. Through partnerships with these local providers, the P3 care team creates an enhanced patient experience by navigating, coordinating, and integrating the patient’s care within the healthcare system. For more information, visit www.p3hp.org and follow us on LinkedIn and Facebook.com/p3healthpartners.

Non-GAAP Financial Measures

In addition to the financial results prepared in accordance with accounting principles generally accepted in the U.S. (“GAAP”), this press release contains certain non-GAAP financial measures as defined by the SEC rules, including Adjusted EBITDA, medical margin and medical margin PMPM. EBITDA is defined as GAAP net income (loss) before (i) interest, (ii) income taxes and (iii) depreciation and amortization. Adjusted EBITDA is defined as EBITDA, further adjusted to exclude the effect of certain supplemental adjustments, such as (i) mark-to-market warrant gain/loss, (ii) premium deficiency reserves, (iii) equity-based compensation expense and (iv) certain other items that we believe are not indicative of our core operating performances. We believe these non‐GAAP financial measures provide an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other similar companies. Medical margin represents the amount earned from capitation revenue after medical claims expenses are deducted and medical margin PMPM is defined as medical margin divided by the number of Medicare Advantage members each month divided by the number of months in the period. Medical claims expenses represent costs incurred for medical services provided to our members. As our platform grows and matures over time, we expect medical margin to increase in absolute dollars; however, medical margin PMPM may vary as the percentage of new members brought onto our platform fluctuates. New membership added to the platform is typically dilutive to medical margin PMPM. We do not consider these non‐GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. These non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non‐GAAP financial measures. In addition, other companies may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison.

The Company is not able to provide a quantitative reconciliation of its full-year 2023 preliminary results and 2024 guidance as to Adjusted EBITDA (loss), medical margin and medical margin PMPM to net income (loss), gross profit and gross profit PMPM, the most directly comparable GAAP measures, respectively, and has not provided forward-looking guidance for net income (loss), gross profit (loss) or gross profit (loss) PMPM because of the uncertainty around certain items that may impact net income (loss), gross profit (loss) or gross profit (loss) PMPM that are not within our control or cannot be reasonably predicted without unreasonable effort.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “anticipate,” “believe,” “budget,” “contemplate,” “continue,” “could,” “envision,” “estimate,” “expect,” “guidance,” “indicate,” “intend,” “may,” “might,” “plan,” “possibly,” “potential,” “predict,” “probably,” “pro-forma,” “project,” “seek,” “should,” “target,” or “will,” or the negative or other variations thereof, and similar words or phrases or comparable terminology, are intended to identify forward-looking statements. These forward-looking statements address various matters, including the Company’s future expected growth strategy and operating performance; current expectations regarding the Company’s preliminary revenue, medical margin, medical margin PMPM, and Adjusted EBITDA loss for the full-year ended December 31, 2023 and outlook as to revenue, medical margin, medical margin PMPM and Adjusted EBITDA for the full-year ending December 31, 2024, all of which reflect the Company’s expectations based upon currently available information and data. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected or estimated and you are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company's control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.
Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in forward-looking statements include, among others, our ability to continue as a going concern; our potential need to raise additional capital to fund our existing operations or develop and commercialize new services or expand our operations; our ability to achieve or maintain profitability; our ability to maintain compliance with our debt covenants in the future, or obtain required waivers from our lenders if future operating performance were to fall below current projections, and if there are material changes to management’s assumptions, we could be required to recognize non-cash charges to operating earnings for goodwill and/or other intangible asset impairment; our ability to identify and develop successful new geographies, physician partners, payors and patients; changes in market or industry conditions, regulatory environment, competitive conditions, and receptivity to our services; our ability to fund our growth and expand our operations; changes in laws and regulations applicable to our business; our ability to maintain our relationships with health plans and other key payers; the impact of COVID-19, including the impact of new variants of the virus, or another pandemic, epidemic or outbreak of infectious disease on our business and results of operation; increased labor costs; our ability to recruit and retain qualified team members and independent physicians; and other factors discussed in Part I, Item 1A. “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 31, 2023, as updated by Part II, Item 1A. “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2023 and in the Company’s other filings with the SEC. All information in this press release is as of the date hereof, and we undertake no duty to update or revise this information unless required by law. You are cautioned not to place undue reliance on any forward-looking statements contained in this press release.
Contacts
Investor Relations

Karen Blomquist
Vice President, Investor Relations
P3 Health Partners
kblomquist@p3hp.org

Kassi Belz
Executive Vice President, Communications
P3 Health Partners
(904) 415-2744
kbelz@p3hp.org